Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"CHINA WIND SYSTEMS, INC.", A DELAWARE CORPORATION,

WITH AND INTO "MALEX, INC." UNDER THE NAME OF "CHINA WIND SYSTEMS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTEENTH DAY OF DECEMBER, A.D. 2007, AT 1:55 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2130115 8100M

071335038

You may verify this certificate online
at corp.delaware.gov/authver.shtml

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6250338

DATE: 12-19-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:55 PM 12/18/2007
FILED 01:55 PM 12/18/2007
SRV 071335038 - 2130115 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

CHINA WIND SYSTEMS, INC.
(a Delaware corporation)

INTO

MALEX, INC.
(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST: Malex, Inc. (the "Corporation") is a business corporation of the State of Delaware.

SECOND: The Corporation is the owner of all of the outstanding shares of the stock of China Wind Systems, Inc., which is also a business corporation of the State of Delaware.

THIRD: On December 14, 2007, the Board of Directors of the Corporation adopted the following resolutions to merge China Wind Systems, Inc. into the Corporation:

> **RESOLVED** that China Wind Systems, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of China Wind Systems, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by China Wind Systems, Inc. in its name; and it is further
>
> **RESOLVED** that this Corporation shall assume all of the obligations of China Wind Systems, Inc.; and it is further
>
> **RESOLVED**, that each officer of this Corporation (each, an "Authorized Officer") be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and China Wind Systems, Inc. into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other action as they may deem necessary or advisable in order to effect the merger of China Wind Systems, Inc. into this Corporation, the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and it is further

RESOLVED, that this Corporation shall change its name to China Wind Systems, Inc. upon the effectiveness of the Merger; and it is further

RESOLVED, that the merger of China Wind Systems, Inc. into this Corporation shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and it is further

RESOLVED, that in addition to and without limiting the foregoing, each Authorized Officer be, and each of them, acting singly hereby is, authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such documents, instruments, certificates and agreements as he may deem appropriate in order to effect the purpose or intent of all of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be), and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Corporation.

Dated: December 14, 2007

MALEX, INC.

By: /s/ Wu Jianhua
Name: Wu Jianhua
Title: Chief Executive Officer